Exhibit 99.1

Contact:	Suzy W. Taylor
866-652-1810

FirstCity Financial (NASDAQ FCFC) Reports First Quarter 2005 Earnings of $2.5 Million

Waco, Texas May 12, 2005...

     Highlights of the Quarter:

•	FirstCity reports 1st quarter 2005 earnings of $2.5 million, or $.21 per diluted share

•	FirstCity invested $2.2 million in portfolio assets for the quarter.

•	FirstCity invested an additional $2.0 million in equity investments.

•	Pipeline for portfolio assets remains strong.

FirstCity Financial Corporation today announced net earnings to common stockholders for the quarter ended March 31, 2005 of $2.5 million or $.21 per share on a diluted basis.

Components of the results are detailed below (dollars in thousands except per share data):

	Three Months Ended
	March 31,
	(unaudited)
	2005	2004
Portfolio Asset Acquisition and Resolution	$4,188	$4,046
Corporate interest	(73)	(1,000)
Corporate overhead	(1,566)	(1,312)

Earnings from continuing operations	2,549	1,734
Discontinued Consumer operations	—	3,115

Net earnings to common stockholders	$2,549	$4,849

Diluted earnings per common share	$0.21	$0.41

James T. Sartain, President and CEO of FirstCity said, “We remain very optimistic regarding the portfolio acquisition business. Our pipeline is as strong as it has ever been. We are currently evaluating eighteen different transactions representing over $5 Billion in face value of assets. These prospects, coupled with our strong liquidity, position the company to perform very well in 2005.”

(more)

(2)

Portfolio Asset Acquisition and Resolution

FirstCity purchased $14.9 million in portfolio assets through Acquisition Partnerships during the first quarter of 2005. Purchases consisted of four portfolios – three in the United States and one in Mexico. Equity invested during the quarter by the Company was $2.2 million, consisting of $1.5 million in the U.S. and $.7 million in Mexico.

Portfolio purchases are detailed below (in millions):

	Domestic	Europe	Latin America	Total	Invested Equity
2005
1st Quarter	$12.1	$—	$2.8	$14.9	$2.2
2004
4th Quarter	23.2	—	22.7	45.9	11.1
3rd Quarter	26.6	—	9.5	36.1	27.1
2nd Quarter	34.9	9.8	40.7	85.4	18.5
1st Quarter	6.5	—	.2	6.7	3.1

Total Year 2004	$91.2	$9.8	$73.1	$174.1	$59.8

Total Year 2003*	$92.6	$31.2	$5.4	$129.2	$22.9	*

Total Year 2002	$61.4	$98.7	$11.7	$171.8	$16.7

*	The Company invested $3.4 million in partnerships during 2003 in addition to the acquisitions above.

During the quarter, FirstCity also invested $2.0 million to increase its ownership percentage in a French servicing company from 10% to 12% and in an Acquisition Partnership located in France from 33% to 43%.

Operating contribution from the Portfolio Asset Acquisition business for the first quarter was $4.2 million. The earnings are comprised of $9.6 million in revenues and $5.4 million of expenses. The business generated 62% of the revenues from domestic investments, 25% from investments in Latin America and 13% from investments in Europe. The major components of revenue for the quarter include equity earnings in Acquisition Partnerships and servicing entities of $3.4 million, servicing fees of $3.2 million, gain on resolution of Portfolio Assets of $1.9 and interest income and other of $1.1 million.

Operating contribution from the Portfolio Asset Acquisition business for the first quarter includes net foreign currency gains of $549,000, which is comprised of $319,000 in Mexican peso gains and $230,000 of Euro gains. Quarterly results were less impacted by foreign currency fluctuations, as the Company borrowed in Euros to hedge the risk associated with foreign currency exposure.

(more)

(3)

The following table details the impact of these items on corporate earnings.

	Three Months Ended
	March 31,
	(unaudited)
Illustration of the Effects of Currency
Fluctuations (dollars in thousands)	2005	2004
Earnings from continuing operations as reported	$2,549	$1,734
Mexican peso gains	319	463
Euro gains	230	309
Mexican peso exchange rate at valuation date	11.29	11.09
Euro exchange rate at valuation date	0.77	0.82

Conference Call

A conference call will be held today at 9:00 a.m. Central time to discuss first quarter 2005 results. A question and answer session will follow the prepared remarks. Details to access the call and webcast are as follows:

Event:	FirstCity Financial Corporation First Quarter 2005 Conference Call
Date:	Thursday May 12, 2005
Time:	9:00 a.m. Central Time
Host:	James T. Sartain, FirstCity’s President and Chief Executive Officer
Web Access:	FirstCity’s web page-www.fcfc.com/invest.htm or, CCBN’s Investor websites-www.streetevents.com and, www.earnings.com

Dial In Access:
	Domestic	866-761-0749
	International	617-614-2707
	Pass code -	19967857
Replay
	Domestic	888-286-8010
	International	617-801-6888
	Pass code -	12567178
	Available until	Thursday, May 26, 2005

Forward Looking Statements

Certain statements in this press release, which are not historical in fact, including, but not limited to, statements relating to future performance, may be deemed to be forward-looking statements under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, any statement that may project, indicate or imply future results, performance or achievements, and may contain the words “expect”, “intend”, “plan”, “estimate”, “believe”, “will be”, “will continue”, “will likely result”, and similar expressions. Such statements inherently are subject to a variety of risks and uncertainties that could cause actual results to differ materially from those projected. There are many important factors that could cause the Company’s actual results to differ materially.

(more)

(4)

These factors include, but are not limited to, the performance of the Company’s subsidiaries and affiliates, availability of portfolio assets, assumptions underlying portfolio asset performance, risks associated with foreign operations, currency exchange rate fluctuations, interest rate risk, risks of declining value of loans, collateral or assets; the degree to which the Company is leveraged, the Company’s continued need for financing, availability of the Company’s credit facilities, the impact of certain covenants in loan agreements of the Company and its subsidiaries, the ability of the Company to utilize net operating loss carry forwards, general economic conditions, foreign social and economic conditions, changes (legislative and otherwise) in the asset securitization industry; fluctuation in residential and commercial real estate values, capital markets conditions, including the markets for asset-backed securities, uncertainties of any litigation arising from discontinued operations; factors more fully discussed and identified under Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” risk factors and other risks identified in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, filed with the SEC on March 22, 2005, as well as in the Company’s other filings with the SEC.

Many of these factors are beyond the Company’s control. In addition, it should be noted that past financial and operational performance of the Company is not necessarily indicative of future financial and operational performance. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements.

The forward-looking statements in this release speak only as of the date of this release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any forward-looking statement is based.

The Company is a diversified financial services Company with operations dedicated to portfolio asset acquisition and resolution with offices in the U.S. and with affiliate organizations in France and Mexico. Its common (FCFC) stock is listed on the NASDAQ National Market System.

FirstCity Financial Corporation
Summary of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	March 31,
	2005	2004
Revenues:
Servicing fees from affiliates	$3,172	$3,032
Gain on resolution of Portfolio Assets	1,862	75
Equity in earnings of investments	3,401	4,175
Interest income from affiliates	451	444
Interest income — other	486	85
Other income	349	1,338

Total revenues	9,721	9,149
Expenses:
Interest and fees on notes payable to affiliates	8	25
Interest and fees on notes payable — other	872	1,688
Interest on shares subject to mandatory redemption	—	66
Salaries and benefits	4,158	4,077
Provision for loan and impairment losses	85	—
Occupancy, data processing, communication and other	1,913	1,449

Total expenses	7,036	7,305
Earnings from continuing operations before income taxes and minority interest	2,685	1,844
Income taxes	(139)	(84)

Earnings from continuing operations before minority interest	2,546	1,760
Minority interest	3	(26)

Earnings from continuing operations	2,549	1,734

Discontinued operations
Earnings from operations of discontinued components	—	3,143
Income taxes	—	(28)

Earnings from discontinued operations	—	3,115

Net earnings	$2,549	$4,849

Basic earnings per common share are as follows:
Earnings from continuing operations	$0.23	$0.15
Discontinued operations	$—	$0.28
Net earnings per common share	$0.23	$0.43
Wtd. avg. common shares outstanding	11,262	11,198
Diluted earnings per common share are as follows:
Earnings from continuing operations	$0.21	$0.15
Discontinued operations	$—	$0.26
Net earnings per common share	$0.21	$0.41
Wtd. avg. common shares outstanding	12,002	11,792

Selected Unaudited Balance Sheet Data
	March 31,	December 31,
	2005	2004

Cash	$9,067	$9,724
Portfolio Assets, net	31,609	37,952
Loans receivable	21,501	21,255
Equity investments	57,825	57,815
Deferred tax asset, net	20,101	20,101
Service fees receivable and other assets	7,844	10,193
Discontinued mortgage assets held for sale	1,377	1,817

Total assets	$149,324	$158,857

Notes payable to affiliates	$560	$491
Notes payable — other	48,223	50,812
Minority interest and other liabilities	5,337	6,048
Liabilities from discontinued consumer operations	989	9,033
Liabilities from discontinued mortgage operations	40	50

Total liabilities	55,149	66,434
Total equity	94,175	92,423

Total liabilities and equity	$149,324	$158,857

5

FirstCity Financial Corporation
Supplemental Information
(Dollars in thousands)
(Unaudited)

	Three Months Ended
	March 31,
	2005	2004
Portfolio Asset Acquisition and Resolution:
Summary Operating Statement Data
Revenues	$9,608	$8,945
Expenses	5,335	4,899

Operating contribution before provision for loan and impairment losses	4,273	4,046
Provision for loan and impairment losses	85	—

Operating contribution, net of direct taxes	$4,188	$4,046

Aggregate purchase price of portfolios acquired:
Acquisition partnerships
Domestic	$12,108	$6,549
Latin America	2,763	150
Europe	—	—

Total	$14,871	$6,699

	Purchase	FirstCity's
	Price	Investment
Historical Acquisitions — Annual:
2005 year to date	$14,871	$2,213
2004	174,139	59,762
2003	129,192	22,944
2002	171,769	16,717
2001	224,927	24,319
2000	394,927	22,140

	March 31,	March 31,
	2005	2004
Portfolio acquisition and resolution assets by region:
Domestic	$69,887	$44,776
Latin America	21,105	13,748
Europe	20,119	19,598

Total	$111,111	$78,122

	Three Months Ended
	March 31,
	2005	2004
Revenues by region:
Domestic	$5,962	$4,146
Latin America	2,397	2,597
Europe	1,249	2,202

Total	$9,608	$8,945

Revenues by source:
Equity earnings	$3,401	$4,175
Servicing fees	3,172	3,032
Interest income — loans	902	523
Gain on resolution of Portfolio Assets	1,862	75
Other	271	1,140

Total	$9,608	$8,945

FirstCity Financial Corporation
Supplemental Information
(Dollars in thousands)
(Unaudited)

	Three Months Ended
	March 31,
	2005	2004
Analysis of Equity Investments in Acquisition Partnerships:
FirstCity’s Average investment in Acquisition Partnerships
Domestic	$36,552	$36,595
Latin America	1,518	1,015
Europe	18,874	18,459

Total	$56,944	$56,069

FirstCity Share of Equity Earnings:
Domestic	$2,313	$1,949
Latin America	3	112
Europe	1,085	2,114

Total	$3,401	$4,175

Selected other data:
Average investment in wholly owned portfolio assets and loans receivable:
Domestic	$36,315	$6,490
Latin America	19,096	13,167
Europe	530	2,155

Total	$55,941	$21,812

Income from wholly owned portfolio assets and loans receivable:
Domestic	$2,393	$196
Latin America	363	376
Europe	8	26

Total	$2,764	$598

Servicing fee revenues:
Domestic partnerships:
$ Collected	$27,434	$26,353
Servicing fee revenue	1,141	1,038
Average servicing fee %	4.2%	3.9%
Latin American partnerships:
$ Collected	$9,130	$14,846
Servicing fee revenue	1,981	1,956
Average servicing fee %	21.7%	13.2%
Incentive service fees	$50	$38
Total Service Fees:
$ Collected	$36,564	$41,199
Servicing fee revenue	3,172	3,032
Average servicing fee %	8.7%	7.4%
Servicing portfolio (face value)
Domestic	$450,204	$415,835
Latin America	1,446,059	1,007,366
Europe	867,078	811,951

Total	$2,763,341	$2,235,152

Number of personnel at period end:
Domestic	65	61
Latin America	129	162
Corporate	31	30

Total personnel	225	253

7